UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2004
                                                         -----------------

                                NCRIC Group, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                         0-25505                 52-2134774
-----------------------------      ---------------------     -------------------
(State or Other Jurisdiction)      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


1115 30th Street, N.W., Washington, D.C.                                20007
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (202) 969-1866
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure
                ------------------------

         During the third quarter earnings conference call that was held on November 10, 2004, several questions were raised regarding the Company's targeted ratio of net premiums written to statutory surplus (sometimes referred to as the leverage ratio). The following is intended to provide further clarification and information regarding this matter.

         NCRIC's stated target for the ratio of net premiums written to statutory surplus is 1.25 to 1.0, which is achieved when net premiums written equals 125% of statutory surplus. Statutory surplus at September 30, 2004 was $71 million. Net premiums written is projected to be approximately $68 million for 2004, which would produce a leverage ratio of approximately 96%.

         As stated in the third quarter earnings conference call, we project that the year-end 2005 ratio of net premiums written to statutory surplus will fall somewhat short of the 125% stated target. Based on our current evaluation of the marketplace and 2005 rate increases, our estimate of direct premiums written for 2005 is $100 million and our estimate of net premiums written is $85 million. Assuming a modest growth in statutory surplus to $75 million, the leverage ratio would be 113%.

         The above calculation is presented for illustrative purposes only. Changes in statutory surplus result from statutory net income, net unrealized investment gains or losses on equity investments, and other direct surplus changes, all of which are not entirely predictable and which have a direct impact on the resulting leverage ratio calculation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NCRIC GROUP, INC.



DATE: December 17, 2004               By:   /s/ R. Ray Pate, Jr.
                                           -------------------------------------
                                           R. Ray Pate, Jr.
                                           President and Chief Executive Officer